                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          VESTA INSURANCE GROUP, INC
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                                   [VESTA LOGO]





To the Stockholders of
 Vesta Insurance Group, Inc.

   You are invited to attend our annual meeting of stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Monday, May 7, 2001, at 10:00 A.M., local time.

   Information concerning matters to be considered and acted upon at the meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read.

   It is important that your shares be voted at this meeting. Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about business to come before the meeting. Please mark, sign, and return your proxy. If you choose to attend the meeting, you may, of course, revoke your proxy and personally vote your stock if you desire to do so.

                                          Sincerely,

                                          /s/ Norman W. Gayle, III
                                          Norman W. Gayle, III
                                          President

Birmingham, Alabama
April 9, 2001

                       --------------------------------

                   Notice of Annual Meeting of Stockholders
                            to be Held May 7, 2001

                       --------------------------------

To the Holders of Common Stock of
 Vesta Insurance Group, Inc.

   The annual meeting of stockholders of Vesta Insurance Group, Inc. will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Monday, May 7, 2001, at 10:00 A.M., local time, for the following purposes:

  (1) To elect two persons to serve as Class II directors for a three-year term beginning May 8, 2001.

  (2) To ratify our 2001 Incentive Compensation Plan.

  (3) To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2001.

  (4) To transact such other business as may properly come before the meeting.

   These matters are more fully discussed in the accompanying Proxy Statement.

   The close of business on March 30, 2001 has been fixed as the date for determining the stockholders who are entitled to notice of and to vote at the annual meeting. All stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope. Your proxy may be revoked at any time before it is voted.

   The annual meeting for which this notice is given may be adjourned from time to time without notice other than announcement at the annual meeting. Any business for which notice of the annual meeting is hereby given may be transacted at any such adjournment.

                                          By Order of the Board of Directors

                                          /s/ Donald W. Thornton
                                          Donald W. Thornton
                                          Senior Vice President--
                                          General Counsel and Secretary

Birmingham, Alabama
April 9, 2001

                    PROXY STATEMENT FOR THE ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD MAY 7, 2001

Solicitation of Proxies

   The Board of Directors of Vesta Insurance Group, Inc. solicits your proxy in the form enclosed with this proxy statement for use at our annual meeting of stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Monday, May 7, 2001, at 10:00 A.M., local time, and at any adjournment or postponement of such meeting. Norman W. Gayle, III and Donald W. Thornton are named as proxies in the enclosed form of proxy and have been designated as the directors' proxies by our board of directors. We expect to mail this proxy material to stockholders on or about April 9, 2001.

   When the enclosed form of proxy is returned, properly executed, and in time for the meeting, the shares represented thereby will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the form of proxy, but if proxies which are executed and returned do not specify a vote on the proposals considered, the proxies will be voted FOR such proposals. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to our Secretary (at 3760 River Run Drive, Birmingham, Alabama 35243) at any time before the proxy is voted.

Record Date and Voting Stock

   Each common stockholder of record at the close of business on March 30, 2001 (the "record date") is entitled to one vote for each share of common stock held on that date. There is no cumulative voting of the common stock. At the close of business on March 30, 2001, there were 24,427,946 shares of our common stock outstanding.

Vote Required

   At the meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors shall be elected at the meeting by a plurality of the votes cast, whether in person or by proxy. The 2001 Incentive Compensation Plan will require the affirmative vote of at least a majority of the shares represented at the meeting (in person or by proxy) and entitled to vote.

   A stockholder may abstain or withhold his vote (collectively, "abstentions") with respect to each proposal submitted for stockholder approval. Abstentions will be counted as present (for purposes of determining the existence of a quorum) and entitled to vote on the relevant proposal, but they will be counted as not voting in favor of such proposal. Since the election of directors is determined by a plurality of the votes actually cast at the meeting, abstentions will not affect such election. An abstention on the proposal to ratify the 2001 Incentive Compensation Plan, however, will have the effect of a vote against such proposal.

   Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner. On the other hand, a broker may not be entitled to vote shares held in "street name" on certain non-routine items absent customer instructions. If a broker votes shares held in "street name" on some but not all of the proposals submitted for stockholder approval, then all shares so voted will be counted as present (for purposes of determining the existence of a quorum), but will not be considered entitled to vote on those matters as to which authority to vote is withheld by the broker (a "broker nonvote"). Generally, there can be no "broker nonvotes" in the election of directors, because the election of directors is a matter for which a broker may exercise its discretion. If any broker nonvotes are received on the proposal to ratify the 2001 Incentive Compensation Plan, they will be disregarded (as not entitled to vote) and will have no affect on such proposal.

Principal Stockholders

   The following table lists all persons known to be the beneficial owner of more than five percent of our common stock as of March 30, 2001.

                                  Title of
        Name and Address           Class     Number of Shares Percent of Class
        ----------------        ------------ ---------------- ----------------
   Wellington Management
    Company, LLP                Common Stock    2,000,000(1)        8.2%
   75 State Street
   Boston, MA 02109

   R.K. Carvill (International
    Holdings), Ltd.             Common Stock    1,380,000(2)        5.6%
   Peerman Holdings, Ltd.
   Clarendon House
   2 Church Street
   Hamilton HMCX, Bermuda

   Dimensional Fund Advisors,
    Inc.                        Common Stock    1,309,650(3)        5.4%
   1299 Ocean Avenue
   Santa Monica, CA 90401

--------
(1) Wellington Management Company, LLP, acting as investment adviser on behalf of several accounts, acquired these shares of our common stock directly from us in March of 2001.
(2) Based on Schedule 13D/A, filed January 30, 2001 by R.K. Carvill (International Holdings), Ltd., and Peerman Holdings, Ltd.
(3) Based on Schedule 13G filed February 2, 2001 by Dimensional Fund Advisors
    Inc.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

Board of Directors

   Our restated certificate of incorporation provides that our directors are divided into three classes, with the members of each class to be elected to hold office for a three-year term and until their successors are elected and qualified. Our bylaws provide that, subject to the rights of the holders of any series of preferred stock, the number of directors shall be not less than two nor more than twelve, with the exact number to be fixed by our board of directors. Our board of directors has fixed this number at eight (8) directors.

   At this year's annual meeting, our board of directors is proposing the re-election of Ehney A. Camp, III and Dr. Robert B.D. Batlivala, Ph.D. to serve as Class II Common Directors, to hold office for a term of three years, expiring at the close of the annual meeting of stockholders to be held in 2004 and until their successors are elected and qualified. The current terms of Messrs. Batlivala and Camp expire at the annual meeting of stockholders for 2001.

   If any of the nominees becomes unavailable for election, which is not anticipated, the directors' proxies will vote for the election of such other person as our board of directors may recommend, unless our board of directors resolves to reduce the number of directors.

   The Board of Directors recommends that the stockholders vote FOR the nominees

Profiles of Nominees

   Robert B.D. Batlivala, Ph.D. (age 61) was elected as a Preferred Stock Director effective October 19, 1999. Principal occupation: Retired October 1, 1999 from the position of Director, Regulatory Economics and Corporate Strategic Planning for BP Amoco, where he has served in various capacities since 1964.

   Ehney A. Camp, III (age 58) has been a director of Vesta since 1993. His term expires in 2001 (Class II). Principal occupation: Principal, Addison Investments, L.L.C. (private investments) since 1996. From 1975 until 1996, Mr. Camp was the President and Chief Executive Officer of Camp & Company, a mortgage banking company located in Birmingham, Alabama.

Profiles of Common Directors Whose Terms Have Not Expired

   Walter M. Beale, Jr. (age 55) has been a director of Vesta since 1993. His term expires in 2003 (Class I). Principal occupation: Partner in the law firm of Balch & Bingham LLP since prior to 1995.

   Alan S. Farrior (age 47) has been a director of Vesta since 2000. His term expires in 2003 (Class I). Principal occupation: President of Lowder New Homes/Colonial Homes since 1978.

   Norman W. Gayle, III, (age 47) has been a director of Vesta since 1998. His term expires in 2002 (Class III). Principal occupation: President of Vesta since 1998. Executive Vice President and Chief Operating Officer of Vesta from 1995 to 1998.

   James E. Tait (age 51), Chairman, has been a director of Vesta since 1998. His term expires in 2002 (Class III). Principal occupation: Chairman of Vesta since 2000; Executive Vice President and Chief Financial Officer of Vesta from 1998-2000; Chairman, Tait Advisory Services (acquired by Vesta in 1999) since March, 2001; President of Tait Advisory Services 1996-2001; 1996-- President of Inex Insurance Exchange, 1996-1999; Partner, Coopers & Lybrand, 1980-1996.

   Stephen R. Windom (age 51) has been a director of Vesta since 2000. His term expires in 2003 (Class I). Principal occupation: Partner in the law firm of Sirote & Permutt, P.C. since prior to 1995. Currently Lieutenant Governor of the State of Alabama. Prior to becoming Lieutenant Governor, Mr. Windom served as the Chairman of the Alabama Senate Committee overseeing banking and insurance.

Profiles of Executive Officers Who Are Not Directors

   The following table shows certain information concerning each person deemed to be an executive officer of Vesta on December 31, 2000, except Norman W. Gayle, III and James E. Tait, who also serve as a directors. Each executive officer and key employee is elected by our board of directors of Vesta annually and serves at the pleasure of the board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

                              Principal Occupation and Business Experience
 Name                Age                 for the Past Five Years
 ----                ---      --------------------------------------------
 K. Gerald Barron     51 Senior Vice President--Insurance Operations of Vesta
                         Fire Insurance Corporation since 1999. From March 1997
                         to October 1999, Mr. Barron was Executive Vice
                         President of Audubon Insurance Group, Baton Rouge,
                         Louisiana. From March of 1993 to March of 1997, Mr.
                         Barron was Vice President of Hanover Insurance
                         Company, Worcester, Massachusetts.

 William P. Cronin    41 Senior Vice President--Chief Financial Officer of
                         Vesta since 2000; Senior Vice president--Controller of
                         Vesta since 1998; President of Tait Advisory Services
                         (acquired by Vesta in 1999), since March 2001. Vice
                         President Audit and Regulatory Affairs of Tait
                         Advisory Services, 1997-2001. Senior Manager, Ernst &
                         Young, LLP, 1993-1997.

 John W. McCullough   34 Vice President--Associate General Counsel of Vesta
                         since 2000; associate and partner with Balch & Bingham
                         LLP from 1996-2000.

 Hopson Nance         30 Vice President and Controller of Vesta since 2000;
                         audit manager and other positions with
                         PricewaterhouseCoopers LLP from 1996-2000.

 Stephen P. Russell   41 Vice President--Actuarial of Vesta Fire Insurance
                         Corporation since 1998. From 1982 to 1998, Mr. Russell
                         was director and senior actuary of Allstate Insurance
                         Company, Northbrook, Illinois.

 Stephen P. Solimine  50 Senior Vice President--Marketing of Vesta Fire
                         Insurance Corporation since 2000. From 1995 to 2000,
                         Mr. Solimine was Vice President--Marketing of Vesta
                         Fire Insurance Corporation.

 Donald W. Thornton   53 Senior Vice President--General Counsel and Secretary
                         of Vesta since 1995.

Stock Ownership of Management

   The following table reflects certain information about the equity ownership of the directors and each of the executive officers named in the Summary Compensation Table herein, and all directors and executive officers as a group, as of December 31, 2000:

                                                                         % of
                                                            Common      Common
Name                                                         Stock      Stock
----                                                        -------     ------
K. Gerald Barron...........................................   --0--        *
Robert B.D. Batlivala......................................   5,000(1)     *
Walter M. Beale, Jr. ......................................  45,499(2)     *
Ehney A. Camp, III.........................................  44,505(3)     *
William P. Cronin..........................................   2,806(4)     *
Alan S. Farrior............................................   5,000(5)     *
Norman W. Gayle, III....................................... 270,514(6)   1.0%
Clifford F. Palmer.........................................  53,749(7)     *
James E. Tait.............................................. 218,835(8)     *
Donald W. Thornton......................................... 131,085(9)     *
Stephen R. Windom..........................................   5,000(10)    *

All Directors and Executive Officers as a Group (16
 persons).................................................. 815,203      3.3%

--------
* less than 1%
--------
 (1) Includes 5,000 shares subject to the exercise of options exercisable on or prior to June 30, 2001 granted pursuant to our Non-Employee Director Stock Plan.
 (2) Includes (i) 5,000 shares subject to the exercise of options exercisable on or prior to June 30, 2001, granted pursuant to our Non-Employee Director Stock Plan, and (ii) 30,000 shares of restricted stock awarded to Mr. Beale pursuant to an agreement by which Mr. Beale returned, for cancellation, 30,000 stock options that were previously granted to Mr. Beale.
 (3) Includes (i) 5,000 shares subject to the exercise of options exercisable on or prior to June 30, 2001, granted pursuant to our Non-Employee Director Stock Plan, (ii) 5,150 shares held in the name of Sterne, Agee & Leach, Inc., custodian for Ehney A. Camp, III Individual Retirement Account, and (iii) 22,500 shares of restricted stock awarded to Mr. Camp pursuant to an agreement by which Mr. Camp returned, for cancellation, 22,500 stock options that were previously granted to Mr. Camp.
 (4)  Includes 1,556 shares allocated to Mr. Cronin's 401(k) plan account.
 (5) Includes 5,000 shares subject to the exercise of options exercisable on or prior to June 30, 2001 granted pursuant to our Non-Employee Director Stock Plan.
 (6) Includes (i) 52,500 shares subject to the exercise of options exercisable on or prior to June 30, 2001 granted under, and 123,032 shares of restricted stock awarded under our Long Term Incentive Plan and (ii) 10,080 shares allocated to Mr. Gayle's 401(k) plan account.
 (7) Includes (i) 5,000 shares subject to the exercise of options exercisable on or prior to June 30, 2001, granted pursuant to our Non-Employee Director Stock Plan, and (ii) 30,000 shares of restricted stock awarded to Mr. Palmer pursuant to an agreement by which Mr. Palmer returned, for cancellation, 30,000 stock options that were previously granted to Mr. Palmer.
 (8) Includes (i) 52,500 shares subject to the exercise of options exercisable on or prior to June 30, 2001 granted under, and 120,000 shares of restricted stock awarded under, our Long Term Incentive Plan, and (ii) 11,279 shares allocated to Mr. Tait's 401(k) plan account.
 (9) Includes (i) 27,500 shares subject to the exercise of options exercisable on or prior to June 30, 2001 granted under, and 73,479 shares of restricted stock awarded under our Long Term Incentive Plan and (ii) 10,617 shares allocated to Mr. Thornton's 401(k) plan account.
(10) Includes 5,000 shares subject to the exercise of options exercisable on or prior to June 30, 2001 granted pursuant to our Non-Employee Director Stock Plan.

Meetings of the Board of Directors and Committees

   During 2000, our board of directors met 12 times. In 2000, all of the directors attended more than 75% of the meetings of the board and the committees on which they served.

Committees of the Board of Directors

   Our board of directors has a standing Audit Committee and a standing Compensation Committee.

   The Audit Committee operates under a written charter adopted by our board of directors, a copy of which is attached as Exhibit A to this proxy Statement. The duties of the Audit Committee are to recommend to our board of directors the selection of independent certified public accountants to audit annually the books and records of Vesta, to review the activities and the reports of the independent certified public accountants, and to report the results of such review to our board of directors. The Audit Committee also monitors the activities of our audit staff and the adequacy of our internal controls. The members of the standing Audit Committee are Messrs. Batlivala, Camp and Windom, each of whom is "independent" as defined by the listing standards of the New York Stock Exchange. The Audit Committee met four times in 2000.

   The duties of the Compensation Committee are to make recommendations and reports to our board of directors with respect to the salaries, bonuses and other compensation to be paid to our officers and to administer all plans relating to the compensation of such officers. The members of the standing Compensation Committee are Messrs. Batlivala, Farrior and Windom. The Compensation Committee met five times in 2000.

   Our board of directors does not have a standing nominating committee.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of Vesta file reports of stock ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") on Form 3 (initial statement of ownership), Form 4 (monthly report), and Form 5 (annual report). Based solely upon a review of copies of such reports or representations that no annual reports on Form 5 for the 2000 fiscal year were required to be filed by officers or directors, Vesta believes that Section 16(a) filing requirements applicable to its officers and directors were complied with during fiscal year 2000, except that Mr. Thomas J. Chana, Senior Vice President of a subsidiary, failed to timely report his purchase of 4,627 shares of our common stock in September, 2000. Mr. Chana reported this transaction in November, 2000.

                   COMPENSATION AND OTHER TRANSACTIONS WITH
                       EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Information

   The following table sets forth certain information regarding compensation paid during the last three fiscal years to our President and the four other most highly compensated executive officers serving at the end of 2000.

                          SUMMARY COMPENSATION TABLE

                                  Annual
                               Compensation                                 Long Term Compensation
                              ------------------                 ---------------------------------------------
                                                                        Awards          Payouts
                                                                 --------------------- ----------
                                                                 Restricted Securities
                                                  Other Annual     Stock    Underlying    LTIP     All Other
       Name and               Salary      Bonus  Compensation(1) Awards(2)   Options   Payouts(3) Compensation
  Principal Position     Year   ($)        ($)         ($)          ($)        (#)        ($)         ($)
  ------------------     ---- -------    ------- --------------- ---------- ---------- ---------- ------------
Norman W. Gayle, III     2000 430,000    430,000       --0--      231,178      --0--    229,022      11,693(4)
President                1999 420,097      --0--      23,562      337,500     52,500    217,022       8,446(4)
                         1998 438,269      --0--       --0--        --0--      --0--    181,022       6,998(4)
James E. Tait            2000 525,000    525,000       --0--      216,585      --0--      --0--      11,956(5)
Chairman                 1999 512,948      --0--      62,708      337,500     52,500      --0--       7,737(5)
                         1998 212,019      --0--       --0--      286,800     45,000      --0--       6,797(5)
Donald W. Thornton       2000 230,000    230,000       --0--      353,654      --0--     42,756       9,797(6)
Senior Vice              1999 226,462      --0--      10,832        --0--    102,500     42,220      10,350(6)
President--General       1998 234,423      --0--       --0--        --0--      --0--     40,610       7,440(6)
Counsel and Secretary
William P. Cronin        2000 200,000    150,000     192,000        --0--      --0--      --0--       7,074(7)
Senior Vice              1999 150,000      --0--       --0--        --0--     50,000      --0--       4,718(7)
President--Chief
Financial Officer
K. Gerald Barron         2000 175,000     25,000       --0--        --0--      --0--      --0--       7,752(8)
Senior Vice President--  1999  31,635(8)   --0--       --0--        --0--      --0--      --0--         714(8)
Insurance Operations

--------
(1) Includes amounts paid (i) during 1999 to compensate the executive officers for taxes incurred upon the lapse of restrictions applicable to previously awarded restricted stock and (ii) during 2000 to reimburse the executive officers for relocation expenses.
(2) No part of the restricted stock awards reflected above will vest in under three years other than those noted below. Dividends will be paid on the restricted stock prior to vesting. The value of the restricted stock awards shown above reflects the number of shares awarded during the year indicated multiplied by the closing market price of our unrestricted common stock on the date of the award. The following table shows the aggregate number and value of all shares of restricted stock held by the persons identified in the Summary Compensation Table above as of December 31, 2000:

                                       Number of Shares Market Value on 12/31/00
                                       ---------------- ------------------------
     Norman W. Gayle, III.............     123,032              $622,911
     James E. Tait....................     120,000              $607,560
     Donald W. Thornton...............      73,479              $372,025
     William P. Cronin................       --0--                 --0--
     K. Gerald Barron.................       --0--                 --0--

     On December 19, 2000, Messrs. Gayle, Tait and Thornton received 48,032, 45,000 and 73,479 shares of restricted stock, respectively, in exchange for the return, for cancellation, of 96,064, 45,000 and 146,957 stock options, respectively, that were previously granted to them. These shares of restricted stock will vest on December 19, 2002. These shares of restricted stock are included in the table immediately above. The value of these restricted stock awards are $231,178, $216,585 and $353,654, respectively, for Messrs. Gayle, Tait and Thornton, and are included in the "Summary Compensation Table" above.

(3) Consists of payments with respect to the repayment of loans made to enable certain executive officers to purchase restricted stock.
(4) Consists of the payment of premiums under our group term life insurance plan of $1,755 in 2000, $1,754 in 1999 and $860 in 1998, and contributions under our 401(k) plan of $9,938 in 2000, $6,692 in 1999 and $6,138 in 1998.
(5) Consists of the payment of premiums under our group term life insurance plan of $2,142 in 2000, $969 in 1999 and $437 in 1998, and contributions under our 401(k) plan of $9,814 in 2000, $6,768 in 1999 and $6,360 in
     1998.

(6) Consists of the payment of premiums under our group term life insurance plan of $938 in 2000, $938 in 1999 and $460 in 1998, and contributions under the our 401(k) plan of $8,859 in 2000, $9,412 in 1999 and $6,980 in
    1998.
(7) Consists of the payment of premiums under our group term life insurance plan of $612 in 2000 and $612 in 1999, and contributions under our 401(k) plan of $6,462 in 2000 and $4,106 in 1999.
(8) Consists of the payment of premiums under our group term life insurance plan of $714 in 2000, $714 in 1999 and contributions under our 401(k) plan of $7,038 in 2000. Mr. Barron was employed for only a portion of 1999, his employment becoming effective October 28, 1999.

 Employment Agreements

   We have entered into employment agreements with Norman W. Gayle, III, James
E. Tait, Donald W. Thornton and W. Perry Cronin (the "Executives"). Under these employment agreements, the Executives will continue to serve in their current capacities, for which they will receive a base salary subject to annual adjustment, and may receive additional amounts as bonus compensation in accordance with our regular compensation practices. The agreements also provide that each of the Executives are entitled to receive other perquisites, including a car allowance and country club or dining club dues, and that Messrs. Gayle, Tait and Thornton shall participate in the "Executive Officer Incentive Compensation Plan" (described below).

   If Vesta terminates an Executive's employment without "cause" (as defined in the agreement), or if the Executive terminates his employment for "good reason" following a "change of control" (as those terms are defined in the agreements), the Executive shall be entitled to receive the equivalent of three years' salary and bonus (in lump sum or in thirty-six monthly installments), continued health benefits until the age of 65 and immediate vesting or lapse of restrictions of any stock options or shares of restricted stock awarded to him. The term of each of the agreements is three years, and the agreements will be automatically extended for one year on each anniversary of their effective date, unless written notice of non-extension is provided by Vesta or the Executive at least ninety (90) days prior to such an anniversary date.

Compensation Pursuant to Plans

   We maintain certain compensation plans, described below, pursuant to which benefits may be provided to our executive officers.

 Executive Officer Incentive Compensation Plan

   Messrs. Gayle, Tait and Thornton also participate in the Executive Officer Incentive Compensation Plan, which is designed to motivate these Executives by providing them with the opportunity to earn a one-time cash bonus based on the increase in our market capitalization measured over a three year period. These Executives may elect additional executive officers to participate in the plan by unanimous written consent. Under the plan, Vesta shall pay to the participants in the plan, in the aggregate, a one-time cash bonus equal to five percent (5%) of the amount by which its total market capitalization (as defined in the plan) on the earlier of (i) September 29, 2002 or (ii) the date Vesta ceases to be publicly traded exceeds our total market capitalization on September 29, 1999. As of March 30, 2001, the participants in the plan were Messrs. Gayle (allocable share--40%), Tait (allocable share--40%) and Thornton (allocable share--20%).

 Long Term Incentive Plan

   Our stockholders have approved the Vesta Insurance Group, Inc. Long Term Incentive Plan, as amended (the "Incentive Plan"), which is designed to enable us to attract, retain and motivate directors and employees through equity (common stock) based compensatory awards. Currently, the Incentive Plan provides that the maximum number of shares of our common stock which may be made the subject of such awards (in the aggregate) is 2,221,998* shares, of which 1,899,937 shares have been made the subject of previous awards that

--------
* Adjusted to give effect to a three-for-two stock dividend effective January 22, 1996, and subject to further adjustment to reflect changes in the capitalization of Vesta.

have not been forfeited or cancelled and 322,061 shares remain available for future awards. Of the 1,899,937 shares that have been made subject to awards, 479,587 were subject to options which have been exercised and 175,465 were in the form of restricted stock which has vested. Accordingly, we consider 1,244,885 shares subject to currently outstanding awards under the Incentive Plan.

   The Incentive Plan provides for various types of awards, including stock options, restricted stock, stock appreciation rights and deferred stock awards. In 2000, the Compensation Committee did not grant any awards under the Incentive Plan to the executive officers named in the Summary Compensation Table above other than the restricted stock awards described in footnote 2 to that table.

   The following table presents certain information with respect to the value of options held by the executive officers named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                    Number of securities
                                                   underlying unexercised     Value of unexercised
                                                   options at fiscal year-    in-the-money options
                                                             end               at fiscal year-end
                         Shares acquired  Value   ------------------------- -------------------------
          Name             on exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- -------- ----------- ------------- ----------- -------------
Norman W. Gayle, III....      --0--       $--0--    52,500        --0--       $32,681      $ --0--

James E. Tait...........      --0--        --0--    52,500        --0--        32,681        --0--

Donald W. Thornton......      --0--        --0--    27,500       75,000        17,119       42,188

William P. Cronin.......      --0--        --0--     --0--       50,000         --0--       28,125

K. Gerald Barron........      --0--        --0--     --0--       25,000         --0--       14,063

 Post Retirement Benefits Plan

   The J. Gordon Gaines, Inc. Post Retirement Benefits Plan (the "Retirement Plan") is an unfunded, deferred compensation plan for officers and other key employees of J. Gordon Gaines, Inc., our wholly owned management subsidiary which employs all of Vesta's employees. The Retirement Plan is administered by the Executive Committee of J. Gordon Gaines, Inc., and the Executive Committee is authorized to determine eligibility for participation in the Retirement Plan. Under the Retirement Plan, upon normal retirement, which is defined for purposes of the Retirement Plan as retirement for participants who either are age 65 or older or who have completed not less than 20 years of continuous service, a participant will be entitled to receive an amount equal to twice the participant's current annual base salary. Upon early retirement, which is defined for purposes of the Retirement Plan as retirement between the ages of 60 and 65 who have completed not less than ten years of service with Vesta and its affiliates, a participant will be entitled to receive the amount which has been accrued as a liability on our balance sheet as of the most recent fiscal year with respect to such participant.

   To qualify for benefits under the Retirement Plan, a participant must continue as an employee until age 60 or have completed not less than 20 years of continuous service. No benefits will be paid if employment is terminated earlier, regardless of the reason, except if a participant's employment is terminated by Vesta for reasons other than "cause," or by the participant for a "stated good reason," within two years after a "change of control" of Vesta (as those terms are defined in the Retirement Plan). In that case, the participant will be entitled to receive the amount which has been accrued as a liability on our balance sheet as of the most recent fiscal year with respect to such participant. In addition, if there is a change of control during the period in which a participant would be eligible for early retirement under the Retirement Plan, any benefits payable to such participant under the Retirement Plan upon early retirement will become fully vested.

   Each year Vesta records as a liability on its balance sheet an amount (based on an established formula) which will be sufficient, together with amounts recorded as a liability for previous years, to cover the payment of the projected benefit amounts for each participant upon such participant's normal retirement. As of

   December 31, 2000, Vesta had recorded a total of $942,870 as a liability on its balance sheet to cover projected benefits under the Retirement Plan. Assuming Messrs. Gayle, Tait, Thornton, Cronin and Barron retire from Vesta after reaching normal retirement age and assuming their 2000 salary levels remain the same, they will be entitled under the Retirement Plan to receive $860,000, $1,050,000, $460,000, $300,000 and $350,000, respectively, upon their retirement.

Payments to Directors

   For 2000, directors who are not executive officers or employees of Vesta received an annual retainer fee of $12,000, payable in equal quarterly installments. Directors also receive $2,000 for each board meeting attended and $1,000 for each committee meeting attended, including meetings of a special committee established to consider a potential transaction involving a related party. Directors also receive an allowance for their travel and lodging expenses if they do not live in the area where the meeting is held.

   At our annual meeting of stockholders held on May 16, 1995, our stockholders approved our Non-Employee Director Stock Plan, which was subsequently amended and ratified by our stockholders at our annual meeting held May 8, 2000 (the "Director Plan"). Under the Director Plan, each eligible director may elect, pursuant to an advance written election, to receive shares of our common stock ("Restricted Stock") in lieu of part or all of such director's annual retainer or meeting attendance fees. The number of shares of Restricted Stock which an eligible director will be entitled to receive will be equal to the dollar amount of director fees which such director has elected not to receive, divided by seventy-five percent (75%) of the fair market value of our common stock on the date on which such fees would otherwise become payable. Shares of Restricted Stock may not be sold, transferred, pledged or assigned for a period of two years following the effective date of the issuance thereof. Directors electing to receive Restricted Stock will be entitled, with respect to such shares, to all rights of a stockholder, including the right to vote and to receive dividends on the shares. However, certificates for the shares of Restricted Stock shall be delivered only after the period of forfeiture has expired. For 2000, there were no directors who elected to receive Restricted Stock in lieu of their annual retainer or meeting attendance fees.

   In addition, the Director Plan provides that, on the first trading day of each calendar year, each non-employee director will be granted a nonqualified stock option to purchase 5,000 shares of our common stock at a purchase price equal to the fair market value per share of the common stock on such grant date. Each option granted under the Director Plan is exercisable for a period of ten years beginning on the date of its grant. An option may not be exercised during the first six months after grant, except in the event of the death or disability of the director. An aggregate of 780,000 shares of our common stock have been reserved for issuance under the Director Plan, subject to adjustment for changes in our capital structure, of which 198,455 shares have made the subject of previous awards (20,154 of which were subsequently forfeited upon the resignation of former directors) and 637,699 shares remain available for future awards.

Certain Relationships and Related Transactions

   In August 2000, Mr. William P. Cronin, Senior Vice President and Chief Financial Officer, became indebted to us in connection with a loan to purchase his residential property in Birmingham. The amount of the loan was $250,000 and was non-interest bearing. This loan was paid in full in October 2000.

   In August 2000, Mr. James E. Tait, Chairman, became indebted to us in connection with a loan related to his residential property in Alabama. The amount of the loan was $250,000 and was non-interest bearing. The outstanding balance under this loan as of December 31, 2000 was $250,000.

   On September 13, 1993, we entered into separate restricted stock agreements with each of our executive officers pursuant to which we sold to such executive officers a total of 153,500 shares of our common stock. Pursuant to these restricted stock agreements, Mr. Thornton purchased 14,307 shares for a purchase price of $10.26 per share. On July 18, 1994, we entered into a restricted stock agreement with Mr. Gayle pursuant to which we sold to Mr. Gayle 60,000 shares of common stock (together with shares sold to Mr. Thornton, the

"Restricted Shares") for a purchase price of $18.92 per share. Each of these executive officers has executed a promissory note representing the obligation to repay a loan from Vesta for the purchase price of each of their Restricted Shares, and the Restricted Shares are being held by us as security for the repayment of such promissory notes. The largest aggregate amount of indebtedness under the loans to each of Messrs. Gayle and Thornton during 2000 was $537,845 and $52,312, respectively, and the outstanding balance under these loans as of December 31, 2000 was $404,486 and $34,147, respectively. The promissory notes have a term of nine years and bear interest at a rate of 5.22% per annum. The Restricted Shares may not be sold or otherwise disposed of by the executive officers prior to the repayment in full of their promissory note or the termination of their employment. All dividends payable on the Restricted Shares have been assigned to Vesta to be applied toward the repayment of the promissory notes.

   We intend to pay cash bonuses each year in amounts sufficient, after the payment of taxes due with respect to such bonus, to reduce the promissory notes by the amount of the purchase price for the Restricted Shares which vests in that year, so long as the executive officer remains in our employ. In 2000, we paid bonuses for this purpose to Mr. Gayle of $229,022 and to Mr. Thornton of $42,756.

   During 2000, the law firm of Balch & Bingham LLP, of which Walter M. Beale, Jr., one of our directors, is a partner, rendered various legal services to Vesta and certain of its subsidiaries.

   During 2000, the law firm of Sirote & Permutt, P.C., of which Stephen R. Windom, one of our directors, is a partner, rendered various legal services to Vesta and certain of its subsidiaries.

Compensation Committee Interlocks and Insider Participation

   During 2000, there were no interlocking relationships between any of our executive officers and any entity whose directors or executive officers serve on our board of directors and/or Compensation Committee.

Report of the Compensation Committee

   The Compensation Committee is comprised of non-employee directors. The primary function of the Compensation Committee is to make recommendations and reports to our board of directors with respect to salaries, bonuses and other compensation to be paid to our officers with a base salary of more than $225,000 annually and to administer all plans relating to the compensation of such officers.

   Our total compensation structure is comprised of annual base salary, annual cash bonus payments and long term equity based compensation granted pursuant to the Incentive Plan. Our overall compensation program has been designed to attract and retain key executives and to provide appropriate incentives to these executives to maximize our long term financial results for the benefit of the stockholders. A significant portion of the executive compensation package is comprised of equity based compensation in order to align the interests of management with those of the stockholders. Individual compensation levels are based not only upon our relative success, but also upon the duties and responsibilities assumed by each officer, the performance of their individual business units, their attainment of individual and business unit goals, and their participation and contribution to specific projects.

   The salary levels for our executive officers for 2000, including the salaries of Mr. Gayle and Mr. Tait as occupants of the office of the Chairman, were based upon the salary levels paid by other similarly situated property and casualty insurance and reinsurance companies, as well as upon individual performance and responsibility. The Compensation Committee believes that the base salary levels paid to our executive officers are comparable with the average salary levels of similarly situated property and casualty insurers and reinsurers.

   The Incentive Plan provides for grants to our executive officers of restricted stock, stock options, stock appreciation rights, and deferred stock awards. The payment of equity based compensation to our executive officers under the Incentive Plan is designed to focus their attention on the enhancement of stockholder value. In 2000, the Compensation Committee did not grant any awards under the Incentive Plan to the executive officers named in the Summary Compensation Table above other than the restricted stock awards discussed below.

   In December 2000, the Compensation Committee reviewed the outstanding stock options of certain key employees and non-employee directors and determined that these individuals held options at exercise prices that limited their effectiveness as a tool for retention and as a long-term incentive. To address this concern, the Compensation Committee, after considering various options available to it, recommended to our board of directors that (i) Messrs. Beale, Camp, Palmer and Tait be permitted to exchange all of their outstanding stock options with an exercise price greater than $4.813 (the closing market price of our unrestricted common stock on December 19, 2000) on a one-for-one basis for restricted stock vesting on December 19, 2002, and (ii) Messrs. Gayle and Thornton be permitted to exchange all of their outstanding stock options with an exercise price greater than $4.813 (the closing market price of our unrestricted common stock on December 19, 2000) on a two-for-one basis for restricted stock vesting on December 19, 2002. Accordingly, on December 19, 2000, Messrs. Gayle, Tait and Thornton received 48,032, 45,000 and 73,479 shares of restricted stock, respectively, in exchange for the return, for cancellation, of 96,064, 45,000 and 146,957 stock options, respectively, that were previously granted to them. These shares of restricted stock will vest on December 19, 2002.

   The awards granted to our executive officers in 2000 represent the Compensation Committee's continued emphasis on incentive based compensation and are intended to provide further incentives to these individuals to sustain our growth and success and to further align their interests of our stockholders. The size of the awards to individual executive officers was determined by the Compensation Committee and approved by our board of directors based upon a subjective assessment of each executive officer's performance and individual contribution to Vesta, his position and level of responsibility, and other factors.

   The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code and the related regulations of the Internal Revenue Service ("Section 162(m)") which restrict deductibility of executive compensation paid to the CEO and the four highest paid executive officers other than the CEO at the end of any fiscal year to the extent such compensation exceeds $1,000,000 in any year and does not qualify as performance based compensation as defined by Section 162(m). Should annual compensation of any executive officer exceed $1,000,000, the Compensation Committee will evaluate the advisability of structuring such compensation as qualified performance based compensation within the meaning of Section 162(m). In this respect, the Compensation Committee believes that any compensation attributable to the grant of stock options pursuant to the Incentive Plan, which must be granted with an exercise price at least equal to the fair market value of the underlying stock on the date of the grant, will be excepted from the limitations on deductibility imposed by Section 162(m).

                                          Compensation Committee

                                          Robert B. D. Batlivala
                                          Alan S. Farrior
                                          Stephen R. Windom

Report of the Audit Committee

   The Audit Committee has met and held discussions with Vesta's management and Vesta's independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that Vesta's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

   Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with PricewaterhouseCoopers LLP that firm's independence.

   Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements in Vesta's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

   This report is submitted by the Audit Committee.

                                          Robert B. D. Batlivala
                                          Ehney A. Camp, III
                                          Stephen R. Windom

Audit and Related Fees

   Audit Fees. The aggregate fees and expenses billed or to be billed by PricewaterhouseCoopers LLP for professional services for the audit of Vesta's annual consolidated financial statements for fiscal 2000, including subsidiary audits and audits reviewed by insurance regulatory authorities, and the review of the consolidated financial statements included in Vesta's Forms 10-Q for fiscal 2000 were $1,206,500.

   Financial Information Systems Design and Implementation Fees. There were no fees billed by PricewaterhouseCoopers LLP to Vesta for financial information systems design and implementation fees for fiscal 2000.

   All Other Fees. The aggregate fees billed to Vesta for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2000, including fees for audits of the financial statements prepared for our insurance subsidiaries applying statutory accounting principles, were $876,393.

   The Audit Committee has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Performance Graph

   The following graph compares the cumulative total stockholder return (including the reinvestment of dividends) on our common stock with that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Property/Casualty Index. The comparison for the period assumes that $100 was invested in each index on December 31, 1995.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
      AMONG VESTA INSURANCE GROUP, INC., STANDARD & POOR'S 500 INDEX AND
             STANDARD AND POOR'S PROPERTY/CASUALTY INSURANCE INDEX

[CUMULATIVE TOTAL RETURN CHART]

                      Dec-95   Dec-96  Dec-97  Dec-98  Dec-99  Dec-00
                      ------   ------  ------  ------  ------  ------
Vesta Insurance
 Group Inc.           $100.00   $ 87    $165    $ 17    $ 11    $ 14
S&P 500(R)            $100.00   $123    $164    $211    $255    $232
S&P(R) Insurance
 (Property-Casualty
 Index                $100.00   $122    $177    $164    $123    $181

                               PROPOSAL NUMBER 2
                 APPROVAL OF 2001 INCENTIVE COMPENSATION PLAN

   As of March 30, 2001, under our current Long Term Incentive Plan, 1,899,937 shares have been made subject to awards that have not been forfeited or cancelled, and 322,061 shares remained available for awards. Of the 1,899,937 shares that have been made subject to awards, 479,587 were subject to options which have been exercised and 175,465 were in the form of restricted stock which has vested. Accordingly, we consider 1,244,885 shares subject to currently outstanding awards under the Incentive Plan. Recognizing the value of stock based awards, our board of directors adopted our 2001 Incentive Compensation Plan (the "Plan") on March 20, 2001 as a means of continuing to provide management with equity based incentives. In addition, our board of directors believes that rewarding managers based upon the attainment of performance based goals during relevant performance cycles is an essential element of an effective management incentive program. Accordingly, the Plan provides for (i) the grant of future stock based awards to officers and key employees of Vesta and its subsidiaries and (ii) the payment of performance based compensation upon the attainment of certain performance goals to be established periodically by the Compensation Committee.

   Certain provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the "Code") require shareholder approval of any plan pursuant to which "incentive stock options" (within the meaning of Section 422 of the Code) may be granted or "qualified performance based compensation" (within the meaning of Section 162(m) of the Code) may be paid. Our board of directors is submitting the Plan for ratification at our 2001 annual meeting of shareholders in order to comply with these provisions of the Code.

Material Terms

   The primary features of the Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the Plan, as proposed, the full text of which is set forth as Exhibit B to this Proxy Statement.

   Administration. The Plan will be administered by the Compensation Committee of the board of directors. The Compensation Committee consists of two or more members of the Board of Directors who qualify both as "outside directors" within the meaning of Section 162(m) of the Code and "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

   Shares Reserved for Issuance. The aggregate number of shares of Vesta common stock which may be issued under the Plan may not exceed two million (2,000,000); provided, however, that no more than seven hundred fifty thousand (750,000) shares may be awarded under the Plan in the form of awards other than Options. Shares subject to options granted under the Plan which expire unexercised, or shares subject to awards which are otherwise forfeited or canceled, shall again be available for awards under the Plan and shall not count against this limit. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the Plan is three hundred fifty thousand (350,000).

   Eligibility. Persons eligible to participate in the Plan shall be those officers and key employees of Vesta and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of Vesta or its subsidiaries. Participants are chosen from this group by the Compensation Committee, at its discretion.

   Types of Stock Awards. Under the Plan, the Compensation Committee has the discretion to issue the following types of awards with such terms and conditions (including vesting schedules) as the Administrator may from time to time determine: (i) stock options (both incentive stock options and non-qualified stock options under Section 422 of the Code) containing a maximum terms of ten years from the date of grant; (ii) restricted stock awards which may require the attainment of certain performance goals and/or continued employment (or other business relationship) in order for vesting to occur; and
(iii) unrestricted stock awards in recognition of past services or other valid consideration.

   Performance Based Awards. The Compensation Committee may award performance based awards (which may be denominated in either shares of stock or cash) under which payment may be made to the participant upon the attainment of specific performance goals. If the performance based award is denominated in shares of stock, the shares underlying such award will be issued only upon attainment of the relevant performance goal. If the performance based award is denominated in cash, it will be paid in cash only upon attainment of the relevant performance goal.

   Performance goals will be established by the Compensation Committee and will relate to a specified performance period (for example, a fiscal year of Vesta). The performance goals may be based on any business criteria deemed appropriate by the Compensation Committee, including objective and subjective criteria. These performance goals may be designed to measure corporate performance under any standards as may be determined by the Compensation Committee, including the absolute performance of Vesta or its subsidiaries relative to prior periods, the performance of Vesta or its subsidiaries relative to other companies, or the performance of the departments or divisions of Vesta or its subsidiaries with respect to which the recipient has supervisory responsibility. Multiple performance goals may be established and may have the same or different weighting.

   As an element of each performance goal, the Compensation Committee may establish a principal performance target and a minimum performance target. These targets may be adjusted at any time prior to payment of the performance based award to reflect major unforeseen events such as changes in laws, regulations or accounting procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code discussed below. If the principal performance target is attained, the participant will be entitled to receive 100% of the value of the performance based award. If the minimum performance target is attained, but not the principal performance target, the participant will be entitled to receive a lesser percentage of the value of the performance based award, as determined by the Compensation Committee. The Compensation Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance based award.

   Qualifying Performance Based Awards. Section 162(m) of the Code and the regulations thereunder generally would disallow a federal income tax deduction to Vesta for compensation in excess of $1 million paid in any year to any of those Executive Officers included in the Summary Compensation Table. However, this limitation on compensation expense does not apply to payments of "performance-based compensation," the material terms of which have been approved by Vesta's stockholders. The Plan permits the Committee to award performance based awards that are intended to result in "qualified performance-based compensation" within the meaning of Section 162(m) of the Code (a "Qualifying Performance Based Award").

   The performance goals relating to any Qualifying Performance Based Award must be "pre-established" and "objective" within the meaning of Section 162(m). Generally, this means that the performance goal must be established within the first ninety (90) days of the performance period (or such earlier or later date as may be required or permitted by Section 162(m)), and it must be based on objective, not subjective, criteria. If the Compensation Committee determines to grant any Qualifying Performance Based Awards to its most highly compensated officers, the related performance goals will be based on one or more of the following objective criteria:

  .  earnings per share;

  .  return on equity, assets, capital or investments;

  . pre-tax or after-tax profit levels of the Company or any subsidiary, division, operating unit or business segment thereof, or any combination of the foregoing;

  .  the ratio of loss and loss adjustment expenses to premiums earned;

  .  the ratio of underwriting expenses to premiums written;

  .  the ratio of operating expenses to total revenue;

  .  changes in the market price of the Company's common stock;

  .  changes in the total market capitalization of the Company; or

  . adjustments to the ratings assigned to the Company and its Subsidiaries by rating agencies.

At the expiration of the performance period, the Compensation Committee will certify in writing the extent to which the performance goals have been attained and the amounts to be paid out.

   Qualifying Performance Based Awards denominated in shares of Vesta common stock awarded to any single officer with respect to any given performance period are subject to a maximum limitation of three hundred fifty thousand (350,000) shares. Qualifying Performance Based Awards denominated in cash awarded to any single officer with respect to any given performance period are subject to a maximum cash denomination of three million dollars ($3,000,000).


   Change of Control. Upon the occurrence of a Change of, the following shall occur: (i) all unexercised stock options shall become fully vested immediately exercisable, (ii) all restrictions on the restricted stock shall lapse and
(iii) any amounts that might have been paid out under outstanding performance based awards at the end of the relevant performance periods shall be paid out assuming attainment of the principal performance goal. In addition, a participant may, to the extent determined by the Compensation Committee, receive in cash from Vesta with respect to previous awards under the Plan the following amount for such awards: (i) the excess of the Change in Control Price (as defined below) over the exercise price of the award, if any, multiplied by (ii) the number of shares of the common stock subject to the award. The "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty day period, as determined by the Compensation Committee.

   Term of the Plan. The effective date of the Plan, subject to the approval by our stockholders, will be March 20, 2001, the date it was adopted by the Board of Directors. The Plan shall continue in effect until all awards under the plan have been satisfied by the issuance of shares or the payment of cash, but no award may be granted after the expiration of ten (10) years following such effective date.

   Amendments. The Board of Directors may at any time amend or discontinue the Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may be taken that would adversely affect the rights of a holder under an outstanding award without the holder's consent. To the extent required by the Code to ensure that options granted under the Plan qualify as incentive options, and to ensure that compensation earned under certain awards qualifies as performance-based compensation under
Section 162(m) of the Code, certain amendments to the Plan are subject to shareholder approval.

New Plan Benefits

   Future grants under the Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants under the Plan.

Certain Federal Income Tax Consequences

   The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

   Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option ("iso shares") within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the iso shares. If an optionee disposes of the iso shares within two years after the stock option grant date or within one year after the exercise date (each a "disqualifying disposition"), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the iso shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the iso shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the iso shares were held by the optionee. A capital gain will be long-term if the optionee's holding period is more than 12 months. Vesta will be entitled to a deduction in connection with the disposition of the iso shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the iso shares.

   Nonqualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is a Vesta employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Vesta generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

   The Board of Directors recommends that stockholders vote FOR the proposal to ratify the Plan.

                               PROPOSAL NUMBER 3
                             APPROVAL OF AUDITORS

   A proposal to approve the appointment of the firm of PricewaterhouseCoopers LLP as our principal independent accountants to audit our financial statements for the year ending December 31, 2001, will be presented to the stockholders at the annual meeting. The Audit Committee of our board of Directors recommends the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire, although they have informed us that they do not plan to make a statement.

   If our stockholders do not approve the appointment of PricewaterhouseCoopers LLP, the selection of independent auditors will be reconsidered by our board of directors.

   The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of auditors.

                                OTHER BUSINESS

   As of February 25, 2001, the Corporation had not received notice of any matters to be presented at the annual meeting, other than as described in this Proxy Statement. However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Norman W. Gayle, III and Donald W. Thornton, will vote in accordance with their best judgment on such matters.

                           MISCELLANEOUS INFORMATION

Proposals of Stockholders

   In order for a proposal by a stockholder to be eligible to be included in our proxy statement and proxy form for our annual meeting of stockholders in 2002, the proposal must be received by Vesta at its home office, 3760 River Run Drive, Birmingham, Alabama 35243, on or before December 7, 2001.

   A stockholder of the Corporation may wish to have a proposal presented at our annual meeting of shareholders to be held in 2002, but not to have such proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us at the address appearing on the first page of this proxy statement by February 23, 2002, then we will not address the proposal in our proxy statement relating to that meeting, and all proxies solicited and received by our board of directors will be deemed to have conferred discretionary authority to vote on any such proposal.

General

   The cost of this solicitation of proxies will be borne by Vesta. Corporate Investor Communications will serve as our proxy solicitation agent, will coordinate the distribution of proxy materials, and will oversee the return of Proxy Cards. We estimate the fee for these services will be approximately $6,000. In addition to solicitation by mail, our directors, officers and other Vesta employees may solicit proxies personally or by telephone or other means of communication. We will request certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares held of record by such persons, and we will reimburse reasonable forwarding expenses.

   We have provided to our stockholders a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, and our financial statements and schedules thereto. Upon request and payment of the cost of reproduction, the exhibits to the Form 10-K will be furnished. Such written request should be directed to Vesta at its address stated herein.

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER

Purpose:

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

   The Committee shall review the adequacy of this Charter on an annual basis.

Membership:

   The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock, Exchange.

   Accordingly, all the members will be directors:

  . Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  . Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities:

   The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

   The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.


  . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (for the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  . As a whole, or through the Committee chair, the Committee shall review with the independent auditors any matters identified during the interim review which would need to be communicated by the independent auditors. This review will occur prior to the Company's filing of the Form 10-Q.

  . The committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

  .  The Committee shall:

    . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

    . discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors independence; and

    . recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval, evaluate and, where appropriate, replace the outside auditor.

                                   EXHIBIT B

                          VESTA INSURANCE GROUP, INC.
                       2001 INCENTIVE COMPENSATION PLAN

   Section 1. Purpose of the Plan; Definitions. The purpose of the Vesta Insurance Group, Inc. 2001 Incentive Compensation Plan (the "Plan") is to further the growth in earnings and market appreciation of Vesta Insurance Group, Inc. (the "Company"). The Plan provides long-term incentives to those officers and key employees of the Company or its subsidiaries who make substantial contributions to the Company through their ability, loyalty, industry and invention. The Company intends that the Plan will thereby facilitate securing, retaining and motivating officers and key employees of high caliber and good potential.

   For purposes of the Plan, the following terms shall be defined as set forth below:

   (a) "Board" means the Board of Directors of the Company.

   (b) "Cause" means (i) a willful and material violation of applicable laws and regulations, (ii) dishonesty, (iii) theft, (iv) fraud, (v) embezzlement,
(vi) commission of a felony or a crime involving moral turpitude, (vii) substantial dependence or addiction to alcohol or any drug, (viii) conduct disloyal to the Company or its Subsidiaries, or (ix) willful dereliction of duties or disregard of lawful instructions or directions of the officers or directors of the Company or its Subsidiaries relating to a material matter.

   (c) "Code" means the Internal Revenue Code of 1986, as amended, or any successors thereto.

   (d) "Committee" means the Compensation Committee of the Board.

   (e) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

   (f) "Company" means Vesta Insurance Group, Inc., a Delaware Company.

   (g) "Disability" means total and permanent disability as determined under the Company's long-term disability plan.

   (h) "Disinterested Person" shall mean an individual who qualifies as a "non-employee director" within the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission, and who qualifies as an "outside director" within the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition thereto.

   (i) "Fair Market Value" means, as of any given date, the closing price of the Common Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Common Stock is traded on such date.

   (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

   (k) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

   (l) "Performance Based Awards" means an award granted to a participant pursuant to Section 9 hereof contingent upon achieving certain performance targets.

   (m) "Plan" means the Vesta Insurance Group, Inc. 2001 Incentive Compensation Plan.

   (n) "Restricted Stock" means an award of shares of Common Stock granted to a participant pursuant to and subject to the restrictions set forth in Section 7 hereof.

   (o) "Retirement" means Early Retirement or Normal Retirement, as such terms are defined in the J. Gordon Gaines, Inc. Retirement Savings Plan.

   (p) "Stock Option" means any option to purchase shares of Common Stock granted pursuant to Section 6 hereof.

   (q) "Subsidiary" means any direct or indirect subsidiary of the Company.

   (r) "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Code Section 424(b)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

   Section 2. Administration.

(a) The Plan shall be administered by the Committee which shall at all times consist of not less than two (2) Disinterested Persons. The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Restricted Stock; (iii) Unrestricted Stock or (iv) Performance Based Awards. In connection with such awards, the Committee shall have full and final authority in its discretion:

  1. to interpret the provisions of the Plan (and any agreements relating thereto) and to decide all questions of fact arising in its application;

  2. to determine the employees to whom awards shall be made under the Plan;

  3. to determine the type of award to be made and the amount, size, terms and conditions of each such award;

  4. to determine and establish additional terms and conditions not inconsistent with the Plan for any agreements entered into with participants in connection with the Plan;

  5. to determine the time when awards will be granted and when rights may be exercised, which may be after termination of employment; and

  6. to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

   (b) The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable and to otherwise supervise the administration of the Plan.

   Section 3. Stock Subject to Plan; Limitations.

   (a) The total number of shares of Common Stock reserved and available for distribution under the Plan shall be two million (2,000,000); provided, however, that no more than seven hundred fifty thousand (750,000) shares may be awarded under the Plan in the form of awards other than Options. Such shares may consist, in whole or in part, of authorized and unissued shares or shares previously issued but which have been repurchased by the Company. Except as otherwise provided herein, any shares subject to an Option which for any reason expires or is terminated unexercised as to such shares and any shares of Restricted Stock which are forfeited by the Participant or otherwise reacquired by the Company shall again be available for awards under the Plan.

   (b) The maximum number of shares which may be made the subject of awards of any type made under the Plan to any individual in any one year is three hundred fifty thousand (350,000) (subject to appropriate adjustments to reflect changes in the capitalization of the Company); provided, however, that no more than one hundred fifty thousand (150,000) shares may be awarded under the Plan to any individual in any one year in the form of awards other than Options.

   (c) In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

   Section 4. Eligibility. Officers and other key employees of the Company and its Subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to participate in the Plan. The participants in the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares of Common Stock or other amounts covered by each award or grant.

   Section 5. Effective Date. The effective date of this Plan shall be the date it is adopted by the Board, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code and the shareholder approval policy of the New York Stock Exchange and, to the extent this Plan provides for the issuance of Incentive Stock Options, the stockholders of the Company shall approve those portions of this Plan related to the granting of Incentive Stock Options within twelve (12) months after the date of adoption.

   Section 6. Stock Options. Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Each Stock Option shall be evidenced by a written option agreement that shall specify, among other things, the type of Stock Option granted, the option price, the duration of the Stock Option, the number of shares of Common Stock to which the Stock Option pertains, and the schedule on which such Stock Options become exercisable.

   The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

   Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under
Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies a Stock Option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification.

   Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

   (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than the Fair Market Value of the Common Stock on the date of the grant of the Stock Option; provided, however, if the Stock Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price for each share of Common Stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted. Notwithstanding the foregoing and except as permitted by the provisions of Sections 3(c) and 11(c) hereof, the Committee shall not have the power to (i) amend the terms of previously granted Stock Options to reduce the option price per shares subject to such Stock Options, or (ii) cancel such Stock Options and grant substitute Stock Options with a lower option price per share than the cancelled Stock Options.

   (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted.

   (c) Exercisability. Subject to Section 6(i) hereof with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

   (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. Payment of the purchase price may be made by one or more of the following methods unless otherwise specified in the Stock Option award agreement:

  1. In cash, by certified or bank check or other instrument acceptable to the Committee;
  2. Through the delivery (or attestation to the ownership) of shares of Common Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
  3. By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price in this fashion, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or
  4. By the optionee delivering to the Company a promissory note, if the Committee consents to such form of payment; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid in cash.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Common Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Common Stock through the attestation method, the number of shares of Common Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

   (e) Termination Upon Death, Disability or Retirement. Unless otherwise determined by the Committee at grant, if any participant's employment is terminated prior to the vesting of any Stock Option granted pursuant to this
Section 6 (a) as a result of the participant's death or Disability, or (b) by reason of Retirement, then such participant's Stock Options shall become immediately exercisable and may thereafter be exercised by the participant (or, in the event of death, the legal representative of the estate or by the legatee of the optionee under the will of the optionee) for a period of three (3) years from the date of such death, Disability or Retirement or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If the termination results from a participant's Disability, and the participant dies within such three year period, any unexercised Stock Option held by such participant shall thereafter be exercisable for a period of twelve (12) months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

   (f) Involuntary Termination by the Company Without Cause. Unless otherwise determined by the Committee at grant, if the Company terminates the optionee's employment without Cause, then such participant's Stock Options shall become immediately exercisable and may thereafter be exercised by the participant (or, in the event of death, the legal representative of the estate or by the legatee of the optionee under the will of the optionee) for a period of twelve
(12) months from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

   (g) Voluntary Termination by Employee. Unless otherwise determined by the Committee at grant, if a participant voluntarily terminates his or her employment for any reason other than death, Disability or Retirement, any Stock Option held by such optionee may be exercised by the optionee, but only to the extent exercisable on the date of termination, for a period of six (6) months from the date of termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Any portion of this Stock Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

   (h) Termination by the Company for Cause. Unless otherwise determined by the Committee at grant, if the Company terminates the optionee's employment for Cause, any Stock Option held by such optionee may be exercised by the optionee, but only to the extent exercisable on the date of termination, for a period of thirty (30) days from the date of termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Any portion of any Stock Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

   (i) Limit on Value of Incentive Stock Option First Exercisable
Annually. The aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

   (j) No Rights as Stockholder. An optionee shall not have the rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until such time as the optionee has given written notice of exercise and has paid in full for such shares.

   Section 7. Restricted Stock Awards.

   (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price to be paid by the recipient of Restricted Stock, if any, the period of time during which the transfer of such shares is restricted, and all other conditions of the awards. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

   (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

  1. Awards of Restricted Stock must be accepted within a period of ninety
     (90) days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price is required.

  2. A stock certificate in respect of shares of Restricted Stock shall be issued in the name of each participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Vesta Insurance Group, Inc. 2001 Incentive Compensation Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Company, 3760 River Run Drive, Birmingham, Alabama 35243."

  3. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

   (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

  1. Subject to the provisions of this Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Committee may, in its sole discretion, provide for the lapse of such restrictions at one time ("cliff vesting") or may provide for the lapse of such restrictions in installments ("graded vesting").

  2. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original cash purchase price from the participant or the participant's legal representative. If the participant paid no cash purchase price for the Restricted Stock when originally awarded, then the shares of Restricted Stock that have not vested shall be forfeited without any payment therefor.

  3. In the event a participant's employment is terminated for any reason other than for Cause, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

  4. Except as provided in paragraph (c)(1) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the Restriction Period shall expire in respect of such shares of Restricted Stock.

   Section 8. Unrestricted Stock Awards. The Committee, in its sole discretion, may grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of cash compensation due to such participant.

   Section 9. Performance Based Awards. The Committee may award Performance Based Awards (which may be denominated in either shares of stock or cash) under which payment may be made to the participant upon the attainment of specific performance goals. If the Performance Based Award is denominated in shares of Common Stock, the shares underlying such award will be issued only upon attainment of the relevant performance goal. If the Performance Based Award is denominated in cash, that amount of cash will be paid in cash only upon attainment of the relevant performance goal. Performance Based Awards shall be evidenced by Performance Based Award agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreements shall contain in substance the following terms and conditions:

   (a) Performance Period. The performance period for a Performance Based Award shall be established by the Committee.

   (b) Performance Goals. The Committee may establish performance goals based on any business criteria deemed appropriate by the Committee, including objective and subjective criteria. These performance goals may be designed to measure corporate performance under any standards as may be determined by the Committee, including the absolute performance of the Company or its Subsidiaries relative to prior periods, the performance of the Company or its Subsidiaries relative to other companies, or the performance of the departments or divisions of the Company or its Subsidiaries with respect to which the recipient has supervisory responsibility. Multiple performance goals may be established and may have the same or different weighting.

   (c) Principal and Minimum Performance Targets. As an element of each performance goal, the Committee may establish a principal performance target and a minimum performance target. If the principal performance target is attained, the participant will be entitled to receive 100% of the value of the performance based award. If the minimum performance target is attained, but not the principal performance target, the participant will be entitled to receive a lesser percentage of the value of the performance based award, as determined by the Compensation Committee. The Compensation Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance unit.

   (d) Adjustments. At any time prior to payout of any Performance Based Awards, the Committee may adjust previously established performance goals and other terms and conditions to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Section 162(m) of the Code with respect to those Performance Based Awards which are structured to qualify for an exception to the limitations on deductibility imposed by Section 162(m) (as discussed below).

   (e) Payouts of Performance Based Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained for such period and what, if any, payment is due on the Performance Based Awards. Payments shall be made as promptly as practicable following the end of the performance period.

   (f) Termination for any Reason Other Than Cause. Any participant granted a Performance Based Award pursuant to this Section 9, whose employment is terminated before the end of the performance period for any reason other than for Cause may be entitled to receive a portion of any amounts that might have been paid out under his or her Performance Based Award at the end of the relevant performance periods. The Committee, in its discretion, will determine the amount, if any, of the amounts to be paid out under these circumstances and the time at which payment will be made.

   (g) Termination by the Company for Cause. A participant whose employment is terminated involuntarily for Cause will forfeit all rights under his or her Performance Based Awards.

   (h) Section 162(m) Provisions. The Committee may award Performance Based Awards that are intended to result in "qualified performance-based compensation" within the meaning of Section 162(m) of the Code (a "Qualifying Performance Based Award"). The performance goals relating to any Qualifying Performance Based

Award will be "pre-established" and "objective" within the meaning of Section 162(m). Accordingly, the performance goal will be established within the first ninety (90) days of the performance period (or such earlier or later date as may be required or permitted by Section 162(m)), and it will be based on one or more of the following objective criteria:

  1. earnings per share;

  2. return on equity, assets, capital or investments;

  3. pre-tax or after-tax profit levels of the Company or any subsidiary, division, operating unit or business segment thereof, or any combination of the foregoing;

  4. the ratio of loss and loss adjustment expenses to premiums earned;

  5. the ratio of underwriting expenses to premiums written;

  6. the ratio of operating expenses to total revenue;

  7. changes in the market price of the Company's common stock;

  8. changes in the total market capitalization of the Company; or

  9. adjustments to the ratings assigned to the Company and its Subsidiaries by rating agencies.

At the expiration of the performance period, which for Qualifying Performance Based Awards must be at least one year, the Committee will certify in writing the extent to which the performance goals have been attained and the amounts to be paid out.

   Qualifying Performance Based Awards denominated in shares of Common Stock awarded to any single officer with respect to any given performance period are subject to the limitation stated in Section 3(b). Qualifying Performance Based Awards denominated in cash awarded to any single officer with respect to any given performance period are subject to a maximum cash denomination of three million dollars ($3,000,000).

   Section 10. Loan Provisions. With the consent of the Committee, the Company may make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under the Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid, and the conditions, if any, under which the loan or loans may be forgiven.

   Section 11. Change of Control. The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 11:

   (a) Effect of Change of Control. In the event of a "Change of Control" as defined in paragraph (b) of this Section 11:

  1. any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

  2. the restrictions applicable to any Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;

  3. any amounts that might have been paid out under outstanding Performance Based Awards at the end of the relevant performance periods shall be paid out assuming attainment of the principal performance goal; and

  4. the value of all outstanding Stock Options and Restricted Stock may, to the extent determined by the Committee, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph (c) of this Section 11) as of the date the Change of Control occurs, or such other date as the Committee may determine prior to the Change of Control.

   (b) Change of Control. For purposes of paragraph (a) of this Section 11, a "Change of Control" means the happening of any of the following:

  1. when any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, (other than the Company or any Company employee benefit plan, including its trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

  2. the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of
     Schedule 14A of Regulation 14A of the Commission under the Exchange Act;

  3. when, during any period of two (2) consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds (2/3) of the directors at the beginning of such period; or

  4. the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, or otherwise.

   (c) Change of Control Price. For purposes of this Section 11, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

   Section 12. General Provisions.

   (a) Amendment or Termination. The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding award without the holder's consent. Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders if and to the extent the Committee determines such approval is required (i) by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, (ii) by the Code to ensure that compensation earned under Qualifying Performance Based Awards qualifies as performance-based compensation under Section 162(m) of the Code or (iii) by the shareholder approval policy of the New York Stock Exchange.

   (b) No Additional Rights. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Affiliate, any right to continued employment with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

   (c) Withholding. Each participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

Subject to applicable laws and regulations regarding transactions in Common Stock by persons who are deemed insiders, a participant may elect to have the withholding tax obligations satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to the participant with respect to an award or (ii) delivering to the Company shares of unrestricted Common Stock. In either case, if the participant is subject to Section 16 of the Securities and Exchange Act of 1934, such election shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3 thereunder.

   (d) Right of First Refusal. At the time of grant or purchase, the Committee may provide in connection with any grant or purchase made under this Plan that the shares of Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to the provisions of Section 11 hereof and to such other terms and conditions as the Committee may specify at the time of grant.

   (e) Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

   (f) Non-Assignability. Unless otherwise established by the Committee at grant, no award under the Plan shall be assignable or transferable by the participant except by will or by the laws of descent and distribution, and, during the lifetime of the participant, such awards shall be exercisable only by the participant or by the participant's legal guardian. If the Committee makes an option or other awards transferable or assignable, such option or other awards shall be subject to such additional terms and conditions as the Committee deems appropriate.

   (g) Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

   (h) Governmental or Other Regulations. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory authority, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the

Committee. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Corporation is required by any applicable law, ruling or regulation.

   (i) Construction of Plan. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama.

   (j) Term of Plan and Awards. No award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.

                          VESTA INSURANCE GROUP, INC.

          This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders
                           to be held on May 7, 2001

The undersigned hereby constitutes and appoints Norman W. Gayle III and Donald
W. Thornton, or either of them with full power of substitution in each, proxies to vote all shares of Common Stock of Vesta Insurance Group, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, on Monday, May 7, 2001, and at all adjournments or postponements thereof as follows:

               Election of Directors, Nominees:

               For Class II, to serve until the 2004 Annual Meeting
                  Robert B.D. Bativala, Ph.D. and Ehney A. Camp III

               Ratification of the Company's 2001 Incentive Compensation Plan.

               Ratification of the appointment of the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2001.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

              (Continued, and to be Signed, on Reverse Side)      SEE REVERSE
                                                                      SIDE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                            6648
    Please mark your
[X] votes as in this
    example.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND "FOR" PROPOSALS #2 AND #3. In accordance with their best judgment the proxies are authorized to vote upon such other matters as may properly come before the meeting.


1. Election of Directors                   FOR [ ]         WITHHELD [ ]
      (See Reverse)

For, except vote withheld
from the following nominee(s):



-----------------------------


2. Ratification of the Company's 2001
   Incentive Compensation Plan.          FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]


3. Ratification of the appointment of
   the firm of PricewaterhouseCoopers
   LLP as the Company's independent
   auditors for the year ending
   December 31, 2001.                    FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]





                           IMPORTANT: Please sign exactly as your name appears hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.



                           ---------------------------------------------------


                           ---------------------------------------------------
                           SIGNATURE(S)                             DATE

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                             FOLD AND DETACH HERE